FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                 REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT (this "Amendment") dated as of May 28, 1999 by and among FLEET BANK, N.A. (as successor to NatWest Bank, N.A. and National Westminster Bank NJ, "Fleet"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SOVEREIGN BANK ("Sovereign"), having an office at 901 West Park Avenue, Ocean, New Jersey 07712 (Fleet and Sovereign are individually referred to herein as a "Bank" and collectively as the "Banks"), FLEET BANK, N.A., as agent for the Banks hereunder (in such capacity, the "Agent"), having an office at 208 Harristown Road, Glen Rock, New Jersey 07452, SUPREMA SPECIALTIES, INC. (the "Borrower"), a New York corporation, with its principal place of business at 510 East 35th Street, Paterson, New Jersey 07543, SUPREMA SPECIALTIES WEST, INC. ("Suprema West"), a California corporation, with its principal place of business at 14253 South Airport Way, Manteca, California 95336 and SUPREMA SPECIALTIES NORTHEAST, INC. ("Suprema Northeast"), a New York corporation, with its principal place of business at 30 Main Street, Ogdensburg, New York 13669 (Suprema West and Suprema Northeast are collectively referred to as the "Guarantor") to that certain SECOND AMENDED AND RESTATED REVOLVING LOAN, GUARANTY AND SECURITY AGREEMENT dated as of December 16, 1998 (the "Credit Agreement") by and among Fleet, Sovereign, the Agent, the Borrower and the Guarantor.


                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Guarantor have requested that the revolving credit facility maintained pursuant to the Credit Agreement be amended to modify certain of the covenants and other terms and conditions set forth in the Credit Agreement; and

     WHEREAS, the Banks are agreeable to said amendments and modifications, subject to terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

     Section 1. Effect of Amendment. This Amendment is an amendment to the Credit Agreement. Unless the context of this Amendment otherwise requires, the Credit Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amendment were contained in one agreement. After the effective date of this

Amendment, references to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

     Section 2. Amendments to Credit Agreement.

     (a) SECTION 10.14(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(a) Tangible Net Worth. Not permit its Tangible Net Worth as at the fiscal quarters set forth below to be less than the amount set forth opposite such fiscal quarter ending:

         Fiscal Quarter Ended                        Minimum Tangible Net Worth
         --------------------                        --------------------------
                  12/31/98                                    $16,583,000
                   3/31/99                                    $17,394,000
                   6/30/99                                    $18,267,000
                   9/30/99                                    $19,159,000
                  12/31/99                                    $20,078,000
                   3/31/00                                    $21,017,000
                   6/30/00,                                   $22,003,000
                  and each quarter thereafter;

          provided, however, that the minimum Tangible Net Worth requirements set forth above shall be reduced by any reduction in Tangible Net Worth resulting solely from the purchase by the Borrower of treasury stock during the relevant fiscal quarters, provided that the aggregate amount of all such reductions may not exceed $3,200,000."

     (b) SECTION 10.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "10.18 Limitation on Dividends. Not (i) declare or pay any dividends (other than lawful dividends to the Borrower from the Guarantor, dividends to stockholders of the Borrower payable in shares of common stock and cash dividends to holders of the preferred stock of the Borrower, so long as no Event of Default has occurred), (ii) purchase, redeem, retire, or otherwise acquire for value any of its stock now or hereafter outstanding in excess of $3,200,000 in the aggregate for the Borrower and Guarantor, or (iii) make any distribution of Assets to its stockholders as such whether in case, or other Assets or obligations, (iv) allocate or otherwise set


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          apart any sum for the  payment  of any  dividend  (other  than  lawful dividends to the Borrower from the Guarantor) or distribution on, or for the purchase, redemption, or retirement of, any shares of its stock, or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of its stock, or (vi) permit the Guarantor to purchase or otherwise acquire for value any stock of the Borrower in excess of $3,200,000 in the aggregate for the Borrower and Guarantor."

     (c) SECTION 12.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

          "(c) Non-Compliance with Certain Covenants. The Borrower or the Guarantor shall fail in the observance or performance of any covenant or agreement set forth in Sections 10.4, 10.14, 10.15, 10.16, 10.17, 10.19, 10.20, 10.21(c), 10.22, 10.24, 10.26, 10.27, 10.28 or 10.30(a);
          provided, however, a failure of the Borrower or the Guarantor in the observance or performance of the covenant set forth in Section 10.14(b) shall not constitute an Event of Default as long as the Leverage Ratio, tested at the end of a fiscal quarter, is not more than 2.25 to 1.00, and the Leverage Ratio returns to a ratio of not more than 2.00 to 1.00 within two fiscal quarters of such occurrence; or"

     Section 3. Representations and Warranties. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower and the Guarantor makes the following representations and warranties to the Agent and the Banks, which shall survive the execution and delivery hereof:

     (a) It is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to execute, deliver and perform its obligations under the Credit Agreement as amended by this Amendment;

     (b) The execution and delivery of this Amendment has been authorized by all necessary corporate action on its part, this Amendment has been duly executed and delivered by it; and this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights



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generally, and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

     (c) Neither the execution and delivery of this Amendment, nor the consummation by the Borrower and the Guarantor of the transactions herein contemplated, nor compliance by each with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws; (ii) any material agreement or instrument to which it is now a party or by which it or its property is, or may be, bound (except any agreement with the Banks), or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets; (iii) any judgment or order, writ, injunction or decree of any court to which it is subject; or
(iv) any Requirement of Law;

     (d) No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment (except pursuant to Section 4(e) hereof);

     (e) Without limiting the generality of clause (c) above, (i) the execution and delivery of this Amendment shall not result in a breach, nor constitute a default under the terms and conditions of the New Senior Subordinated Notes (including, without limitation, the terms and conditions of that certain Note Agreement dated as of March 9, 1998 among the Borrower and the holders of said notes, and (ii) no consent, waiver or modification is necessary thereunder in order to execute and deliver this Amendment or for the Borrower to perform its obligations under this Amendment;

     (f) No Event of Default has occurred and is continuing, and no event has occurred which, with notice, lapse of time or both, would constitute an Event of Default; and

     (g) The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects.

     Section 4. Conditions Precedent. This Amendment shall not be effective until the Agent shall have received originals of the following documents and the following conditions shall have been satisfied in full:



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     (a) this Amendment  executed by the Banks,  the Agent, the Borrower and the
Guarantor; and

     (b) the Borrower shall have paid the legal fees and disbursements of Windels, Marx, Davies & Ives, in respect of matters related to this Amendment; and

     (c) Borrower and Guarantor shall have delivered such other documents, information, agreements and opinions reasonably required by the Agent and the Banks.

     Section 5. Expenses. The Borrower and the Guarantor shall pay, jointly and severally, all reasonable expenses of the Agent and the Banks, including, without limitation, the reasonable legal fees incurred by the Agent and the Banks as set forth in Section 4(e), in connection with the preparation, negotiation, execution and delivery and review of this Amendment, and all other documents and instruments executed in connection with this transaction and all filing and search fees incurred in connection herewith.

     Section 6. References to Credit Agreement. The Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that after giving effect to this Amendment all references in the Credit Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended through the date hereof; and all references in the Note and the other Loan Documents to the Credit Agreement shall mean the Credit Agreement, as amended hereby.

     Section 7. Amendment. This Amendment is limited as written and shall not be deemed (i) to be an amendment of or a consent under or waiver of any other term or condition of the Credit Agreement, or any of the various agreements guarantying or securing the obligations of the Borrower under the Credit Agreement or (ii) to prejudice any right or rights which the Agent and the Banks now has or may have in the future under or in connection with the Credit Agreement or such other agreements except as expressly waived hereby.

     Section 8. Security Interests. It is agreed and confirmed that after giving effect to this Amendment, the security interests granted by the Borrower and the Guarantor pursuant to the Credit Agreement and the other Loan Documents continue to secure as a first priority Lien on the Assets described in Section 8.1 of the Credit Agreement, inter alia, to the Banks the prompt and full payment of all of the Obligations arising under the Credit Agreement, as amended by this Amendment, and to secure to Fleet the


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reimbursement  and  repayment  of the  Letter of Credit,  the  Master  Agreement
Obligations and the Fleet Mortgage Loan.

     Section 9. Guarantor. The Guarantor, by their signatures below, hereby acknowledge and agree to the changes to the Credit Agreement set forth in this Amendment. The Guarantor hereby confirms that their joint and several guaranty as set forth in Section 7 of the Credit Agreement remains in full force and effect and that the Obligations guaranteed include, without limitation, those Obligations arising under the Credit Agreement as amended by this Amendment and that, to secure to the Banks the prompt and full payment and performance of all of the Obligations, and to secure to Fleet the reimbursement and repayment of the Letter of Credit, the Master Agreement Obligations and the Fleet Mortgage Loan, they have jointly and severally granted to the Agent for the ratable benefit of the Banks, a first priority continuing security interest and Lien in and to all of the Assets as described in Section 8.1 of the Credit Agreement.

     Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

     Section 11. Governing Law. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day and year first above written.

                                                SUPREMA SPECIALTIES, INC.
                                                ("Borrower")


                                                By:_____________________________
                                                Name:  Mark Cocchiola
                                                Title: President





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                                                SUPREMA SPECIALTIES WEST, INC.
                                                ("Guarantor")


                                                By:_____________________________
                                                Name:  Mark Cocchiola
                                                Title: President


                                                SUPREMA SPECIALITIES NORTHEAST,
                                                INC. ("Guarantor")


                                                By:_____________________________
                                                Name:  Mark Cocchiola
                                                Title: President


                                                FLEET BANK, N.A. ("Agent")


                                                By:_____________________________
                                                Name: Edward J. Waterfield
                                                Title: Senior Vice President


                                                FLEET BANK, N.A. ("Fleet")


                                                By:_____________________________
                                                Name: Edward J. Waterfield
                                                Title: Senior Vice President


                                                SOVEREIGN BANK ("Sovereign")


                                                By:_____________________________
                                                Name: Owen P. McKenna
                                                Title: Vice President


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